As filed with the Securities and Exchange Commission on June 28, 2004

                                                      Registration No. 333-89270

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------
                        post-effective amendment no. 1 to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------
                             SUN LIFE FINANCIAL INC.
             (Exact name of registrant as specified in its charter)

          Ontario, Canada                               98-0226074
  (States or other jurisdiction of         (I.R.S. Employer Identification No.)
  incorporation or organization)


                        150 King Street, West, Suite 1400
                                Toronto, Ontario
                                     M5H 1J9

   (Address, including zip code, of registrant's principal executive offices)



                            MFSAVINGS RETIREMENT PLAN

                            (Full title of the plan)

                     Robert T. Burns, Senior Vice President,
                     Associate General Counsel and Secretary
                    Massachusetts Financial Services Company
                               500 Boylston Street
                           Boston, Massachusetts 02116
                                 (617) 954-5845

       (Name, address, including zip code, and telephone number, including area code, of agent for service in the United States)



                                   Copies to:

                               Elizabeth W. Powers
                      LeBoeuf, Lamb, Greene & MacRae L.L.P.
                              125 West 55th Street
                               New York, NY 10019
                                 (212) 424-8000


================================================================================

      Sun Life Financial Inc. (formerly known as Sun Life Financial Services of Canada Inc.) is filing this post-effective amendment to deregister 552,604 shares of its common stock, without par value, and plan interests that remain unsold as of the date this post-effective amendment is filed. The common stock and interests were registered on this Registration Statement on Form S-8 (No. 333-89270), filed with the Securities and Exchange Commission on May 28, 2002 in connection with the MFSavings Retirement Plan (the "Plan"). The Registrant has terminated the offering of shares and interests under the Plan.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Toronto, Province of Ontario, Canada (City of Boston, Commonwealth of Massachusetts, as to the U.S. representative) on the 25th day of June, 2004.


                              SUN LIFE FINANCIAL INC.
                                    (Registrant)



                              By:   /s/ Donald A. Stewart
                                    ------------------------------------------
                                    Donald A. Stewart
                                    Chief Executive Officer





                              MASSACHUSETTS FINANCIAL SERVICES COMPANY
                                    (U.S. representative)



                              By:   /s/ Robert T. Burns
                                    ------------------------------------------
                                    Robert T. Burns
                                    Senior Vice President, Associate General
                                    Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this post effective amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.



         Signature                        Title                     Date
         ---------                        -----                     ----
/s/ Donald A. Stewart         Chief Executive Officer           June 25, 2004
----------------------------  (principal executive officer)
     (Donald A. Stewart)

/s/ Paul W. Derksen           Executive Vice President and      June 25, 2004
----------------------------  Chief Financial Officer
     (Paul W. Derksen)        (principal financial officer)


/s/ Nigel I. Hodges           Vice President and                June 25, 2004
----------------------------  Controller (principal
    (Nigel I. Hodges)         accounting officer)


/s/ Robert M. Astley          Director                          June 25, 2004
----------------------------
     (Robert M. Astley)

/s/ James C. Baillie          Director                          June 25, 2004
----------------------------
     (James C. Baillie)

/s/ William R. Fatt           Director                          June 25, 2004
----------------------------
     (William R. Fatt)

/s/ Stanley H. Hartt          Director                          June 25, 2004
----------------------------
     (Stanley H. Hartt)

/s/ David. A. Ganong          Director                          June 25, 2004
----------------------------
     (David A. Ganong)

/s/ Germaine Gibara           Director                          June 25, 2004
----------------------------
     (Germaine Gibara)

/s/ Stanley H. Hartt          Director                          June 25, 2004
----------------------------
     (Stanley H. Hartt)

/s/ Krystyna T. Hoeg          Director                          June 25, 2004
----------------------------
     (Krystyna T. Hoeg)

/s/ Idalene F. Kesner         Director                          June 25, 2004
----------------------------
     (Idalene F. Kesner)

/s/ John D. McNeil            Director                          June 25, 2004
----------------------------
     (John D. McNeil)


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


/s/ Bertin F. Nadeau          Director                          June 25, 2004
----------------------------
     (Bertin F. Nadeau)

/s/ Ronald W. Osborne         Director                          June 25, 2004
----------------------------
     (Ronald W. Osborne)

/s/ Madeleine M. Paquin       Director                          June 25, 2004
----------------------------
     (Madeleine M. Paquin)

/s/ C. James Prieur           Director                          June 25, 2004
----------------------------
     (C. James Prieur )

/s/ Robert P. Reid            Director                          June 25, 2004
----------------------------
     (Robert P. Reid)

/s/ William W. Stinson        Director                          June 25, 2004
----------------------------
     (William W. Stinson)

/s/ W. Vickery Stoughton      Director                          June 25, 2004
----------------------------
     (W. Vickery Stoughton)


      /s/ Joan M. Wilson
      ------------------------------
         (Joan M. Wilson)
         (Attorney-in-fact)

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Massachusetts Financial Services Company Retirement Committee that acts as an agent of Massachusetts Financial Services Company in the role as the plan administrator of the MFSavings Retirement Plan, and MFS Heritage Trust Company, as trustee of the MFSavings Retirement Plan, have duly signed this post-effective amendment No. 1 to the registration statement, thereunto duly authorized in the City of Boston, Commonwealth of Massachusetts on the 25th day of June, 2004.


                              MFSAVINGS RETIREMENT PLAN



                              By:   /s/ Robert J. Manning
                                    ------------------------------------------
                                    Robert J. Manning
                                    Member of the Massachusetts
                                    Financial Services Company Retirement
                                    Committee


                              By:   /s/ Eric G. Burns
                                    ------------------------------------
                                    Eric G. Burns
                                    Member of the Massachusetts
                                    Financial Services Company Retirement
                                    Committee


                              By:   /s/ Joseph C. Flaherty, Jr.
                                    ------------------------------------------
                                    Joseph C. Flaherty, Jr.
                                    Member of the Massachusetts
                                    Financial Services Company Retirement
                                    Committee

                              By:   /s/ Carol Geremia
                                    ------------------------------------
                                    Carol Geremia
                                    Member of the Massachusetts
                                    Financial Services Company Retirement
                                    Committee

                              By:   /s/ Deborah H. Miller
                                    ------------------------------------------
                                    Deborah H. Miller
                                    Member of the Massachusetts
                                    Financial Services Company Retirement
                                    Committee

                              MFS Heritage Trust Company

                              By:   /s/ Eric G. Burns
                                    ------------------------------------
                                    Eric G. Burns
                                    President